ABACUS GLOBAL MANAGEMENT REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
- Delivered Record Full Year Revenue and Growth While Executing on Strategic Acquisitions and Initiatives -
- Fourth Quarter 2024 Total Revenue Grows 40% Year-over-Year to $33.2 Million -
- Full-Year Policy Originations Grow 63% to 1,034 -
- Initiating Full Year 2025 Outlook for Adjusted Net Income Between $70 and $78 Million -
ORLANDO, Fla. – March 27, 2025 – Abacus Global Management (“Abacus” or the “Company”) (NASDAQ: ABL), a leader in the alternative asset management space, today reported results for the fourth quarter ended December 31, 2024.
“We concluded 2024 with another solid quarter of profitable growth and significant milestones, capping off a record year for Abacus. In addition to our strong financial results, we undertook meaningful strategic initiatives that have significantly expanded our business. Over the past 12 months, we strengthened our executive team through key hires, successfully raised substantial equity capital to fuel our growth initiatives, secured significant debt financing to optimize our capital structure, completed two strategic acquisitions that expanded our capabilities and market reach, and dramatically grew both the scope and scale of our operations across multiple business lines and geographies.”
“Subsequent to year-end, in early March, we successfully rebranded to Abacus Global Management, which better reflects our evolution and global market presence. As we look ahead, we’re off to a strong start in 2025 - expecting to once again grow our adjusted net income for the full year by over 50%. We remain very excited about our vast market opportunity and are well positioned to capitalize on our momentum to drive long-term growth and create shareholder value.”
Fourth Quarter 2024 Highlights
-Total revenue for the fourth quarter of 2024 grew 40% to $33.2 million, compared to $23.6 million in the prior-year period. The increase was primarily driven by higher active management revenue, increased capital deployed and more policies sold directly to third parties.
-Origination capital deployment for the fourth quarter of 2024 increased 41% to $96.6 million, compared to $68.3 million in the prior-year period; number of policy originations for the fourth quarter of 2024 was 214.
-GAAP net loss attributable to shareholders for the fourth quarter of 2024 was $18.3 million, compared to net loss of $6.2 million in the prior-year period, primarily driven by an $18.6 million increase in non-cash expenses related to employee stock compensation, as well as non-recurring acquisition-related costs and higher interest expense.
-Adjusted net income (a non-GAAP financial measure) for the fourth quarter of 2024 more than doubled to $13.4 million, compared to $5.9 million in the prior-year period.
-Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2024 grew 51% to $16.6 million, compared to $11.1 million in the prior-year period. Adjusted EBITDA margin (a non-GAAP financial measure) for the fourth quarter of 2024 was 50.0%, compared to 46.7% in the prior-year period.
-Annualized return on invested capital (ROIC) (a non-GAAP financial measure) for the fourth quarter of 2024 was 11%.

-Annualized Return on equity (ROE) (a non-GAAP financial measure) for the fourth quarter of 2024 was 13%.
Full Year 2024 Results
-Full year 2024 total revenues grew 69% to $111.9 million, compared to $66.4 million in the prior year, primarily driven by higher active management revenue, increased capital deployed and more policies sold directly to third parties.
-Originations capital deployment for the full year 2024 was $327.8 million, an increase of 50% from the prior year; number of policy originations grew 63% to 1,034, compared to 633 in the prior year.
-GAAP net loss attributable to shareholders for the full year 2024 was $24.0 million, compared to net GAAP income of $9.5 million in the prior year.
-Adjusted net income (a non-GAAP financial measure) for the full year 2024 increased 58% to $46.5 million, compared to $29.4 million in the prior year, primarily due to increases in non-cash stock-based compensation and related tax effect, acquisition-related costs, and acquired intangible asset amortizations.
-Adjusted EBITDA for the full year 2024 grew 57% to $61.6 million, compared to $39.3 million in the prior year. Adjusted EBITDA margin (a non-GAAP measure) for the full year 2024 was 55.0%, compared to 59.2% in the prior year.
-Return on invested capital (ROIC) (a non-GAAP measure defined below) for the full year 2024 was 15%.
-Return on equity (ROE) (a non-GAAP measure defined below) for the full year 2024 was 17%.
Liquidity and Capital
As of December 31, 2024, the Company had cash and cash equivalents of $131.9 million, balance sheet policy assets of $371.4 million and outstanding long-term debt of $342.4 million.

2025 Outlook

The company is initiating its full year 2025 outlook for Adjusted net income to be between $70 million and $78 million. The range implies growth of between 51% to 68% compared to full year 2024 Adjusted net income of $46.5 million.

The Company is unable to provide a comparable outlook for, or a reconciliation to net income because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

For a definition of Adjusted net income, see “Non-GAAP Financial Information” below.
Webcast and Conference Call
A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). A live webcast of the conference call will be available on Abacus’ investor relations website at ir.abacuslife.com. The dial-in number for the conference call is (877) 407-9716 (toll-free) or (201) 493-6779 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.abacusgm.com for one year following the call.

Non-GAAP Financial Information
Adjusted Net Income, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and certain non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus Global Management, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA margin, a non-GAAP financial measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below.
Annualized return on invested capital (ROIC), a non-GAAP financial measure, is defined as Adjusted net income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.
Annualized return on equity (ROE), a non-GAAP financial measure, is defined as Adjusted net income divided by total shareholder equity multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE.
Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
About Abacus Global Management

Abacus Global Management (NASDAQ: ABL) is a leading financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide.

Contacts :

Investor Relations

Robert F. Phillips – SVP Investor Relations and Corporate Affairs
rob@abacusgm.com
(321) 290-1198

David Jackson – IR/Capital Markets Associate
david@abacusgm.com
(321) 299-0716

Abacus Global Management Public Relations
press@abacusgm.com

ABACUS GLOBAL MANAGEMENT, INC. CONSOLIDATED BALANCE SHEET

ABACUS GLOBAL MANAGEMENT, INC. CONSOLIDATED STATEMENT OF OPERATIONS

[1] The 2023 number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of Abacus Life, Inc. as a result of the Business Combination.

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED NET INCOME AND ADJUSTED EPS

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED EBITDA

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED RETURN ON INVESTED CAPITAL (ROIC)
Note:
(1)Weighted Average for the full year.

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED RETURN ON EQUITY (ROE)